ACQUISITION AGREEMENT

                                by and among

                             FAM ACQUISITION LLC

                                     and

                   M.D.C. HOLDINGS, INC., FINANCIAL ASSET
                         MANAGEMENT CORPORATION and
                        M.D.C. RESIDUAL HOLDINGS, INC.

                                 dated as of

                              September 6, 1996


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                             ACQUISITION AGREEMENT



         AGREEMENT made as of the 6th day of September, 1996, by and among:

(i) FAM Acquisition LLC, a Colorado limited liability company, having its principal place of business at 1873 South Bellaire, 17th Floor, Denver, Colorado 80222 ("CLLC");

(ii) M.D.C. Holdings, Inc., a Delaware corporation, having its principal place of business at 3600 South Yosemite, Suite 900, Denver, Colorado 80237 ("MDC");

(iii) Financial Asset Management Corporation, a Delaware corporation ("Old FAMC"); and

(iv)     M.D.C. Residual Holdings, Inc., a Colorado corporation ("MDC Sub").

         WITNESSETH:

         WHEREAS, Old FAMC and MDC Sub respectively own 79% and 1% membership interests (the "Interests") in Financial Asset Management LLC, a Colorado limited liability company ("FAMC") and Spencer I. Browne ("Browne") owns a 20% membership interest in FAMC which shall be purchased by FAMC at the Closing; and

         WHEREAS, FAMC provides real estate and bond advisory services to institutional clients (the "Business"); and

         WHEREAS, based upon the representations, agreements and warranties herein made by Old FAMC, MDC Sub and MDC and subject to the terms and conditions contained in this Agreement, CLLC desires to acquire the Interests from Old FAMC and MDC Sub; and

         WHEREAS, based upon the representations, agreements and warranties herein made by CLLC and subject to the terms and conditions contained in this Agreement, Old FAMC and MDC Sub wish to transfer and sell the Interests to CLLC;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto, intending to be legally bound, do hereby agree as follows:


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                                     ARTICLE 1.

                                 PURCHASE AND SALE

         1.1 Sale of Interests. Subject to the terms and conditions set forth herein, as of the Closing Date (as defined in Article 2) CLLC shall purchase from Old FAMC and MDC Sub and Old FAMC and MDC Sub shall cause to be conveyed, transferred, set over, assigned and delivered to CLLC, free and clear of all liens, attachments, charges, lis pendens, and encumbrances of any nature (except as may otherwise expressly be permitted by this Agreement), all of the Interests.

         1.2 Purchase Price. The purchase price for the Interests shall be Seven Million Dollars ($7,000,000) in cash plus the amount of the Note, as defined below (the "Purchase Price"). The cash portion of the Purchase Price shall be payable on the Closing Date as follows:

                  (a) A credit by Old FAMC and MDC Sub of the Two Hundred Fifty Thousand Dollars ($250,000) earnest money deposit (the "Deposit") entrusted to Old FAMC and MDC Sub by CLLC pursuant to Section 7.7 and subject to Section 12.3 hereof, upon the execution of this Agreement.

                  (b) A credit by Old FAMC and MDC Sub of the Fifty Thousand Dollars ($50,000) which represents the Expense Fund paid to Old FAMC and MDC Sub by CLLC pursuant to Section 7.6.

                  (c) To Old FAMC and MDC Sub, cash in the amount of Six Million Seven Hundred Thousand Dollars ($6,700,000).

The cash portion of the Purchase Price shall be paid by wire transfer pursuant to instructions given to CLLC at least three (3) days prior to the Closing Date.

         1.3 Note. At the Closing, CLLC shall cause FAMC to deliver to Old FAMC and MDC Sub a Four Million Four Hundred Fifty Thousand Dollars ($4,450,000) Senior Subordinated Convertible Note (the "Note") containing substantially the terms set forth in Exhibit 1.3.

         1.4 Working Capital Adjustment. CLLC shall cause FAMC to retain at its expense independent public accountants acceptable to Old FAMC and MDC Sub to determine, in accordance with generally accepted accounting principles ("GAAP"), within sixty (60) days of the Closing Date, the current assets and current liabilities of FAMC immediately prior to the Closing (the "Determination Time"). For purposes of this determination, current assets and current liabilities shall not include the amount of cash that is paid or current assets or current liabilities that are eliminated in connection with the transactions contemplated by Section 1.6. The result obtained by subtracting current liabilities (as so determined) from current assets (as so determined) is referred to herein as "Working Capital". If Working Capital is a negative amount, Old FAMC and MDC Sub shall pay such amount to FAMC in cash. If Working Capital is a positive amount, CLLC shall

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cause FAMC to pay to Old FAMC and MDC Sub,  such  amount in cash.  Such  payment shall be made on the earlier of (i) completion of the working capital audit and receipt by FAMC of the management fees accrued as of September 30, 1996, or (ii) sixty (60) days after the Closing Date.

         1.5 Personal Property. At the Closing, MDC shall assign or otherwise transfer to FAMC, all software and other personal property owned, leased or licensed by MDC that is used by FAMC in connection with the Business as of the date of this Agreement; provided, however, that after Closing FAMC shall not have access to MDC's mainframe computer system or related network.

         1.6 Browne Interests. At the Closing, Old FAMC and MDC Sub shall cause FAMC to purchase all of the membership interests of FAMC owned by Browne in accordance with Sections 4(c) and (d) of that certain Agreement dated as of April 1, 1996 among MDC, MDC Sub, Old FAMC, FAMC and Browne.


                                    ARTICLE 2.

                                   THE CLOSING

         The closing (the "Closing") of the transactions contemplated hereby will take place at 10:00 a.m. at the offices of the CLLC's counsel on September 30, 1996, or at such other later time and place as the parties hereto may mutually agree upon (the "Closing Date").


                                    ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES OF
                             MDC, OLD FAMC AND MDC SUB

         As a material inducement to CLLC to enter into and perform this Agreement, MDC, Old FAMC and MDC Sub jointly and severally represent, warrant, covenant and agree that:

         3.1 Organization and Authority. Each is a corporation duly organized, validly existing and is in good standing under the laws of its respective jurisdiction of incorporation, with full power and authority to own or lease and use its properties and assets and to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. FAMC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted. At the Closing, this Agreement will have been duly authorized, executed and delivered by MDC, Old FAMC and MDC Sub and will constitute the valid and legally binding obligation of each of them enforceable in accordance with their respective terms. The copy of the Operating Agreement of FAMC and minutes of meetings of members (or consents in lieu thereof) of FAMC

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certified by a member of FAMC and to be  furnished to CLLC is true,  correct and complete and conforms to the original thereof.

         3.2 No Violation. At the Closing, neither the execution and delivery by MDC, Old FAMC or MDC Sub of this Agreement nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the charter documents, or By-Laws of MDC, Old FAMC, MDC Sub or FAMC, as the case may be, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which MDC, Old FAMC, MDC Sub or FAMC is a party or by which MDC, Old FAMC, MDC Sub or FAMC is bound or to which MDC, Old FAMC, MDC Sub or FAMC is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of the Interests pursuant to the terms of any such agreement or instrument.

         3.3 Ownership of Interests. Old FAMC or MDC Sub have good and valid title to all of the Interests, free and clear of all claims, liens, pledges, mortgages, security interests, encumbrances, charges, options, defaults, equities or restrictions or other matters, if any, affecting their title to or ownership of the Interests (collectively, "Encumbrances").

         3.4 Financial Statements. FAMC has delivered to CLLC the unaudited balance sheets of the Business as of the end of the two most recent fiscal years of the Business, together with related unaudited statements of income, equity and cash flow for each of the three most recent fiscal years of the Business are collectively called the "Annual Financials."

         FAMC has delivered to CLLC the unaudited balance sheets of the Business as of March 31, 1996 and June 30, 1996, together with related statements of income, equity and cash flow for the periods then ended, all of which balance sheets and financial statements are referred to collectively as the "Unaudited Financials." The Annual Financials and the Unaudited Financials are hereinafter sometimes collectively referred to as the "Financial Statements."

         The Financial Statements, when delivered in accordance with this Section, will fairly present the financial position and results of operations of the Business on the dates and for the fiscal periods then ended and are in accordance with GAAP except as disclosed in Schedule 3.4. The Financial Statements reflect or provide for all claims against and all debts and liabilities of the Business.

         Schedule 3.4 hereto lists all material claims against and all material debts and material liabilities of FAMC, absolute, accrued, contingent or otherwise, whether or not required by GAAP to be disclosed, including all material bonuses payable, or paid since June 30, 1996, otherwise not reflected in the Financial Statements, and Taxes (as defined in Section 3.6) due as at the date hereof, and as of the Closing Date. Neither the Business nor FAMC has any material liability of any nature, whether accrued, absolute, contingent or otherwise, which is not fully reflected or reserved against

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in the Unaudited Financials or, if not required to be disclosed on such
Financial Statements, listed in Schedule 3.4.

         3.5 No Adverse Change. Except as set forth in Schedule 3.5, since June 30, 1996, there has been no change in the financial condition, results of operation, assets, liabilities or business of the Business which has had or may be reasonably probable of having, together with all other such changes a material adverse effect on the financial condition, results of operations, assets, liabilities or business of the Business.

         3.6 Taxes. Within the times and in the manner prescribed by law, FAMC has correctly and completely prepared in all material respects and filed or caused to be filed all tax returns, declarations reports, schedules, claims for refund, or information returns, including any attachments and/or amendments thereof (collectively, "Tax Returns"), for income, sales, use, real property, personal property, payroll, and other taxes, including, without limitation, those relating to the Business, required to be filed by it with any Governmental Authority (as hereinafter defined), and has paid in full all taxes (and any other associated assessments, judgments, costs, interest and penalties) owing to or assessed by each such governmental Authority, whether or not reported on such Tax Returns (collectively, "Taxes"). Except as set forth in Schedule 3.6, (a) FAMC is not currently the beneficiary of any extension of time within which to file any Tax Returns, (b) to the knowledge of MDC, Old FAMC and MDC Sub, no claim has been made by any Governmental Authority in any jurisdiction in which FAMC does not file Tax Returns claiming that FAMC is or may be subject to any Taxes within that jurisdiction, (c) no ongoing audits are being conducted against FAMC or any members of FAMC with respect to FAMC by any Governmental Authority, nor has FAMC received any notice from any Governmental Authority that any such audit will be conducted, (d) FAMC has not waived any statute of limitations or agreed to any extension of time with respect to the review of any Tax Returns or Taxes thereby imposed, (e) no security interests have been filed, perfected or otherwise claimed on any of the assets of FAMC in connection with the failure to pay any Taxes, (f) FAMC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid for or owing to any member, employee, independent contractor, creditor, stockholder or other third party, and (g) FAMC is not a party to any tax allocation or sharing agreement with any third party and has not assumed the liability of any other person under contract with respect to Taxes. The term "Governmental Authority" shall mean any United States, state or local governmental entity or municipality of subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality.

         3.7 Real Property Interests. The Business is conducted in space rented from MDC described in Schedule 3.7 pursuant to that certain Service Agreement dated as of April 1, 1996 between MDC and FAMC (the "Service Agreement"), a copy of which has been provided to CLLC.
FAMC does not own or lease any other interests in real estate.

         3.8 Personal Property. Set forth on Schedule 3.8 is a list or description of all material personal property and tangible assets (including, without limitation, office equipment, computer equipment and software, leasehold improvements, fixtures, furniture, furnishings, other equipment

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and supplies) leased by FAMC and used in connection with the Business,  together with all encumbrances thereon. The personal property is fit to be used for its intended purposes (except for ordinary wear and tear), and FAMC has available to it by ownership, lease or otherwise (including, without limitation, under the Service Agreement) all assets that are reasonably necessary in order to conduct the Business as it is now being conducted.

         3.9 Accounts Receivable. The accounts receivable reflected in the Unaudited Financials arose in the ordinary course of business and have been collected in full or, to the knowledge of MDC, Old FAMC and MDC Sub, are fully collectible or, if not fully collectible, have been written off or have had adequate reserves established therefor in accordance with generally accepted accounting principles. Set forth on Schedule 3.9 hereto is a list of all accounts receivable of the Business which were billed as of June 30, 1996, showing the name of each debtor, the amount due on each account, any write-off or reserve against each account, and the date when the account became due. Such accounts receivable are likewise fully collectible, unless otherwise indicated. Except as disclosed on Schedule 3.9 hereto, no agreements have been in effect during the past year or are now proposed which would require any delay in payment of any fees payable under the institutional real estate advisory agreements of the Business ("Advisory Agreements").

         3.10 Advisory and Management Agreements. Schedule 3.10 contains a true, complete and accurate list of all the Advisory Agreements and bond administration contracts (collectively, the "Management Agreements") and the other advisory and bond administration clients of the Business as of the date hereof. Except as provided in Schedule 3.10, the Management Agreements do not require any consent or other approval in connection with the transactions contemplated hereby.

         Each client listed on Schedule 3.10 is being served by the Business and neither MDC, Old FAMC nor MDC Sub has any knowledge of any prospective termination by any such client of its Management Agreement or withdrawal of assets from management by the Business or proposed reduction in any fee rate under any such contract except as set forth in such Schedule.

         True, correct and complete copies of all Management Agreements have been provided to CLLC. Each of the Management Agreements is a legal, valid and binding obligation of FAMC enforceable against FAMC in accordance with its terms and, to the knowledge of MDC, Old FAMC and MDC Sub, each of such agreements is a legal, valid and binding obligation of the other parties hereto and is enforceable against such party in accordance with its terms. FAMC is not in breach, violation or default under any such agreement and has not collected fees under such agreements in excess of the amounts called for in such agreements.

         3.11 Other  Contracts.  All written  contracts  (other than  Management
Agreements) (i) to which FAMC is a party or by which it is bound and which relate to the Business and (ii) which are not identified on any other Schedule hereto, are listed on Schedule 3.11 hereto. FAMC is not in default under (nor is FAMC aware of any fact or event which with the lapse of time or the giving of notice or both would constitute a default under) any contract or obligation which would result in a liability that would materially adversely affect the Business.

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         3.12 Bank Accounts and Money Market  Funds.  Set forth on Schedule 3.12 hereto is the name and location of each bank, brokerage and money market fund in which FAMC has an account or accounts or safe deposit boxes or that FAMC has with respect to the Business, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of a date within ten
(10) days of the date hereof. Also set forth on Schedule 3.12 is a list of bank and brokerage accounts which the Business maintains on behalf of its clients, which includes each bank and brokerage house and the name and number of each account. Schedule 3.12 shall be up-dated as of the Closing Date.

         3.13 Litigation. Except as set forth in Schedule 3.13 hereto, there are no actions, suits, proceedings or investigations of any kind ("Actions") pending, or, to the knowledge of MDC, Old FAMC or MDC Sub, threatened before any court, commission, agency or other administrative authority relating to the Business, FAMC or any of the properties which are the subject of any Management Agreement. FAMC is not the subject of any order or decree of a Governmental Authority.

         3.14 Finder's Fee. None of MDC, Old FAMC, MDC Sub or FAMC has incurred any obligation of any kind whatsoever to any party for a finder's, investment banking or other similar fee in connection with the transactions contemplated by this Agreement.

         3.15 Disclosure. The representations and warranties made by MDC, Old FAMC and MDC Sub in this Agreement and any statements by any of them made in any of the Exhibits or Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in the light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3.15 hereto and except for matters generally known in the real estate industry, there is no fact or condition particularly related to the Business which is known to MDC, Old FAMC or MDC Sub which it reasonably believes might adversely affect in a material fashion the business, property, condition (financial or otherwise), or results of operations of the Business, AIC or CAI and which has not been set forth in this Agreement or in an Exhibit or Schedule hereto.

         3.16 Approvals. No approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by MDC, Old FAMC and MDC Sub of this Agreement other than as set forth in Schedule 3.16 hereto.

         3.17 Government Regulation. FAMC has all governmental licenses and permits, the absence of which would have a material adverse effect on the Business. FAMC is in compliance with all federal and state laws requiring (i) registration, (ii) licensing or (iii) qualification as an investment adviser.


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         FAMC is not an  "investment  adviser"  requiring  registration  as such under the Investment Advisers Act of 1940. FAMC is not an "investment company," within the meaning of the Investment Company Act of 1940, which is required to be registered under the Act, or is controlled by an "investment company" required to be so registered. FAMC is not a "broker" or "dealer" within the meaning of the Securities Exchange Act of 1934. FAMC is not required to disclose any information to clients under SEC Rule 206(4)-4 promulgated under the Investment Advisers Act of 1940.

         3.18 No Violation of Law. Neither Old FAMC nor FAMC has engaged in or is now engaging in any act, conspiracy or course of conduct in violation of any applicable federal, state or local laws, regulations, rules or orders (including, without limitation, federal and state securities laws) which would result in a materially adverse change in the financial condition, results of operation, assets, liabilities or business of the Business, AIC or CAI and has not received any notice, claim or protest that it is now or has heretofore been so engaged.

         3.19 Transfer of Interests. Except as set forth on Schedule 3.19 attached hereto, the instruments of transfer and assignment delivered by MDC, Old FAMC and MDC Sub on the Closing Date will be adequate to convey all rights (direct and indirect) of Old FAMC and MDC Sub in the Interests to CLLC, free and clear in each case of all Encumbrances.

         3.20 Conduct of Business. Except as set forth in Schedule 3.20 attached hereto, no part of the Business is conducted through any entity other than FAMC, and FAMC conducts no other business other than the Business.

         3.21 SEC Reports. FAMC has heretofore delivered to CLLC, in the form filed with the SEC (including any amendments thereto), (i) the reports on Forms 10-Q and 10-K of AIC and CAI for each of the fiscal years ended December 31, 1994 and 1995, (ii) all definitive proxy statements relating to the meetings of shareholders of AIC and CAI (whether annual or special) held since January 1, 1994, (iii) all reports on Form 8-K filed by AIC or CAI with the SEC since January 1, 1994 and (iv) all registration statements in the form declared effective by the SEC that have been filed by AIC and CAI with the SEC since January 1, 1994 (collectively, the "SEC Reports"). To the knowledge of MDC, Old FAMC and MDC Sub, none of the SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.22 REIT Status. To the knowledge of MDC, Old FAMC and MDC Sub, each of AIC and CAI (i) has made a valid election in its federal income tax return to be taxed as a real estate investment trust ("REIT") within the meaning of
Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), and such election is still in effect; and (ii) has at all times since the beginning of the taxable year for which its REIT election was first effective operated (and MDC, Old FAMC and MDC Sub know of no reason why each of AIC and CAI will not continue to

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operate) in accordance  with all  applicable  provisions  of the Code  regarding qualification of AIC or CAI, as the case may be, as a REIT,  including,  without
limitation,   the   organizational   requirements  that  determine  an  entity's
eligibility for REIT status, the requirements regarding the nature of a REIT's assets and sources of its income, the shareholder demand and all other record
keeping   requirements  of  Treasury   Regulation   Section  1.857-8,   and  the
distribution requirements necessary to maintain REIT qualification. No challenge to AIC's or CAI's, as the case may be, status as a REIT is pending or, to the knowledge of MDC, Old FAMC and MDC Sub, threatened.

         3.23     Employees.  FAMC has never had employees.

         3.24 Responsibility for SEC Reports. MDC, Old FAMC, MDC Sub and FAMC have had no role or responsibility with respect to AIC and CAI except that FAMC and Old FAMC have acted as the manager of AIC and CAI under the Advisory Agreements. MDC, Old FAMC and MDC Sub shall have the same responsibility to CLLC for the SEC Reports as Old FAMC or FAMC, as manager of AIC or CAI, would have to a purchaser or seller of AIC or CAI securities.


                                   ARTICLE 4.

                                INDEMNIFICATION

         4.1 Indemnification by MDC, Old FAMC and MDC Sub. Subject to all of the limitations and provisions of this Article 4, MDC, Old FAMC and MDC Sub, jointly and severally (together, the "Indemnitors" and individually, an "Indemnitor") agree to indemnify, defend with counsel reasonably satisfactory to CLLC, save and hold CLLC, its affiliates and its directors, officers, members and employees harmless from and against and compensate them for any and all demands, claims, actions, causes of action, assessments, damages, liabilities, losses, expenses, fees, judgments or deficiencies of any nature whatsoever (including, without limitation, any unpaid taxes due from FAMC and reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding including those incurred in connection with the enforcement of this Agreement) ("Losses") received, incurred or sustained by them, or any of them, or to be received, incurred or sustained by them, or any of them, to the extent to which they arise out of or result from (i) any breach of any representation, warranty (including without limitation those set forth in Article 3 hereof) or non-fulfillment of any covenant of MDC, Old FAMC, or MDC Sub hereunder or under any Schedule or Exhibit or (ii) any liability from acts or omissions of FAMC or Old FAMC (solely with respect to the Business) prior to Closing that either were unknown or were not disclosed as required by this Agreement.

         Notwithstanding the foregoing, the Indemnitors shall have no liability under this Article 4 to indemnify CLLC for any Loss unless and until the aggregate amount of all Losses to CLLC exceeds One Hundred Thousand Dollars ($100,000), in which event CLLC shall be entitled to indemnification with respect to the full amounts of such Losses determined without reference to such limitation. Notwithstanding anything contained in this Article 4, the Indemnitors' aggregate liability under this Article 4 shall not exceed the total amount of the Purchase Price paid pursuant to this Agreement.

         4.2 Survival of Representations and Warranties. The representations and warranties of MDC, Old FAMC and MDC Sub set forth in this Agreement and the indemnification referred to in Section 4.1 above shall survive the Closing until April 1, 1998 (except that the representations and warranties set forth in Section 3.6 (Taxes) of this Agreement and any indemnification therefor shall survive the closing for seven years) notwithstanding the establishment of a short period by any applicable statute of limitations, the provisions of which are hereby waived, provided that liability with respect to any representation or warranty as to which a claim is made within such periods, as applicable, shall continue until finally determined and paid.

         The representations and warranties of CLLC set forth in this Agreement and the Indemnification referred to in Section 4.4 shall survive the Closing until April 1, 1998 notwithstanding the establishment of a shorter period by any applicable statute of limitations, the provisions of which are hereby waived, provided that liability with respect to any representation, warranty, covenant or obligation as to which a claim is made within such period shall continue until finally determined and paid.

         4.3 Third-Party Claims. Should any claim be made or suit or proceeding be instituted against a party entitled to indemnification hereunder (an "Indemnified Party") which, if valid or prosecuted successfully, would be a matter for which they are entitled to be defended, saved harmless or indemnified under this Agreement (a "Third-Party Claim"), the Indemnified Party shall notify the parties responsible for such indemnification (the "Indemnifying Party") in writing concerning the same promptly after the assertion or commencement thereof.

         The Indemnifying Parties shall control the defense of any Third-Party Claim, with counsel reasonably satisfactory to the Indemnified Parties, and the Indemnifying Parties shall use their best efforts to defeat or minimize any loss resulting from such Third-Party Claim. The Indemnified Parties shall use their best efforts to minimize any Loss resulting from any such Third Party Claim, provided, however, that the provisions of this sentence shall not require any Indemnified Party to take any action which might interfere with its relationship with a client. The Indemnifying Parties shall provide the Indemnified Parties with such information and opportunity for consultation as may reasonably be requested by the Indemnified Parties, and either they or any of them shall be entitled to participate in the defense of a Third-Party Claim and to engage counsel for such purpose at the expense of such Indemnified Party. The Indemnifying Parties shall have the right to settle Third- Party Claims against the Indemnified Parties on terms which are judged reasonable by the Indemnified Parties and such settlements shall be binding upon the Indemnified Parties and the Indemnifying Parties have been held harmless against or indemnified for amounts agreed to be paid or amounts paid in such settlement. No Indemnified Party shall have the right to settle any Third-Party Claim against it except with the consent of the Indemnifying Parties, which consent shall not be unreasonably withheld where the settlement of such claim does not involve the payment of money damages or the admission of any liability or guilt on the party of the Indemnifying Party.

The Indemnified Parties shall in any event render all such assistance as the Indemnifying Parties shall reasonably request in the defense of any Third-Party Claim. All costs and expenses incurred by the Indemnifying Parties and the Indemnified Parties in connection with the defense of a Third-Party Claim shall upon demand be paid by the Indemnifying Parties.

         4.4 Indemnification by CLLC. CLLC agrees to indemnify, defend with counsel reasonably satisfactory to MDC, Old FAMC and MDC Sub, save and hold MDC, Old FAMC, MDC Sub and their respective directors, officers, employees, agents, affiliates and controlling persons harmless from and against and compensate them for all Losses received, incurred or sustained by any of them or to be received, incurred or sustained by them, or any of them, to the extent that they shall arise out of or result from (i) any breach of any representation, warranty or covenant (including without limitation those set forth in Article 5 hereof), or non-fulfillment of any obligation of CLLC under this Agreement or any exhibit, schedule or certificate or other document furnished in connection herewith or
(ii) any liability from acts or omissions of FAMC after the Closing.

         Notwithstanding the foregoing,  CLLC shall have no liability under this
Article 4 to indemnify any of MDC, Old FAMC and MDC Sub for any Loss unless and until the aggregate amount of all Losses exceeds One Hundred Thousand Dollars ($100,000), in which event MDC, Old FAMC and MDC Sub shall be entitled to indemnification with respect to the full amounts of such Losses determined without reference to such limitation.

         4.5 Claims. Each claim for indemnification pursuant to this Article 4 shall be made in writing and shall set forth specifically the facts claimed to give rise to indemnification and the representations, warranties, covenants or agreements claimed to be inaccurate or to have been breached, and the damages claimed as result of such breach.


                                  ARTICLE 5.

                            REPRESENTATIONS OF CLLC

         As a material inducement to MDC, Old FAMC and MDC Sub to enter into and perform this Agreement, CLLC represents, warrants, covenants and agrees, that:

         5.1 Organization of CLLC and Corporate Authority. CLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         5.2 No Violation. Neither the execution and delivery by CLLC of this Agreement to which CLLC may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the Operating Agreement of CLLC, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which CLLC is a party or by which CLLC is bound or to which CLLC is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of CLLC's assets pursuant to the terms of any such agreement or instrument.

         5.3 Finder's Fee. CLLC has not incurred any obligation of any kind whatsoever to any party for a finder's, investment banking or similar fee in connection with the transactions contemplated by this Agreement.

         5.4 Operating Agreement and Resolutions. The copies of the Operating Agreement of CLLC, and resolutions of CLLC's members relating to the transactions contemplated by this Agreement, in each case certified by CLLC and to be furnished by CLLC to MDC, Old FAMC and MDC Sub, are true, correct and complete and conform to the originals thereof.

         5.5 Disclosure. The representations and warranties made by CLLC in this Agreement and any statements made by it in any of the Exhibits or Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading. There is no fact or condition particularly related to the business of CLLC which is known to CLLC and which CLLC reasonably believes might adversely affect in a material fashion the business, property, condition (financial or otherwise) or results of operations of CLLC and which has not been set forth in this Agreement or an Exhibit or Schedule hereto.

         5.6 CLLC's Authority. CLLC has full right, power and authority to execute, deliver and perform this Agreement, all proper actions authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by CLLC and constitutes, and, when executed and delivered, will constitute, valid and legally binding obligations of CLLC, enforceable in accordance with their respective terms.

         5.7 Approvals. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by CLLC of this Agreement.

         5.8 Ownership of AIC and CAI. CLLC and its affiliates own, beneficially or of record, the shares of Common Stock or other securities of AIC and CAI set forth on Schedule 5.8 hereto.

         5.9 Representations re AIC and CAI. Except as otherwise set forth herein, neither MDC, Old FAMC nor MDC Sub has made any representation or warranty regarding AIC or CAI and CLLC is relying solely on public information relating to AIC and CAI in connection with the transactions contemplated hereby.

                                    ARTICLE 6.

                                   TAX MATTERS

         6.1 Tax Returns. CLLC, on the one hand, and MDC, Old FAMC and MDC Sub, on the other hand, shall cooperate with one another to prepare and file, or to cause to be prepared and filed, all requisite federal, state and local Tax Returns disclosing the consummation of the transactions contemplated hereunder, in a manner consistent with appropriate law, as a taxable transaction under the Code.

         6.2 Transfer Taxes on Sale. All transfer, excise or other transfer taxes payable by reason of the purchase and sale of the Interests hereunder shall be borne by MDC, Old FAMC and MDC Sub.

         6.3 Old FAMC and MDC Sub Responsibility for Tax Liabilities. Old FAMC and MDC Sub shall pay all Taxes of the Business for all periods prior to and including the Closing Date and CLLC shall be responsible for all Taxes of the Business for all periods after the Closing Date.


                                   ARTICLE 7.

                     AGREEMENTS AND PRE-CLOSING COVENANTS

         7.1 Confidentiality. CLLC will cause all information obtained from MDC, Old FAMC and MDC Sub in connection with the transactions contemplated by this Agreement which is not in the public domain to be held confidential. CLLC will cause all documents obtained from MDC, Old FAMC and MDC Sub to be returned promptly to MDC, Old FAMC and MDC Sub in the event of the termination of this Agreement. CLLC will use such information only for the purpose of analyzing the transactions contemplated by this Agreement.

         7.2 Non-Disclosure. CLLC, on the one hand, and MDC, Old FAMC and MDC Sub, on the other hand, agree that no public disclosure of the negotiation or execution of this Agreement or the transactions contemplated hereby shall be made in advance of the publication of a joint release on such matters, except in order to comply with federal securities laws and the rules of any applicable stock exchange.

         7.3 Filings. Prior to or on the Closing Date, MDC, Old FAMC and MDC Sub shall prepare and file all documents and forms and amendments to forms which are or will be required to be filed under applicable federal and state laws and regulations promulgated thereunder, including, without limitation, Forms 8-K to be filed by CAI and AIC, as a result of the consummation of the transaction contemplated by this Agreement.

         7.4 Closing Conditions. MDC, Old FAMC and MDC Sub shall use their reasonable best efforts to cause the satisfaction of all conditions precedent to CLLC's obligations hereunder set forth in Article 9. CLLC shall use its reasonable best efforts to cause the satisfaction of all conditions precedent to obligations of MDC, Old FAMC and MDC Sub hereunder set forth in Article 10.

         7.5 Third Party Discussions. MDC, Old FAMC and MDC Sub each covenant and agree that, following the execution and delivery of this Agreement and at all times prior to the Closing or termination of this Agreement, it shall not provide any material non-public information concerning the Interests or FAMC to anyone other than in the ordinary course of business and other than to CLLC's lending banks or the equity investors in CLLC, nor meet, discuss or negotiate with anyone other than CLLC with respect to the acquisition of all or any part of the Interests or FAMC whether by purchase or business combination.

         7.6 Expense Fund. Upon the execution of this Agreement, CLLC shall deliver to Old FAMC and MDC Sub by wire transfer pursuant to instructions given to CLLC Fifty Thousand Dollars ($50,000) (the "Expense Fund") to pay
out-of-pocket expenses of MDC, Old FAMC and MDC Sub (including, without limitation, lawyers' fees of outside counsel billed at their normal hourly rates) incurred in connection with the drafting and negotiation of this Agreement and the consummation of the transactions contemplated herein.

         7.7 Deposit. Upon the execution of this Agreement, CLLC will deposit with MDC by wire transfer pursuant to instructions given to CLLC Two Hundred Fifty Thousand Dollars ($250,000) representing an earnest money deposit to be credited toward the Purchase Price on the Closing Date as provided in Section
1.2 hereof or returned to CLLC as described in Section 12.3 hereof.

         7.8  Employees.  Following  satisfaction  of the conditions in Sections
9.12 and 10.6, MDC, Old FAMC and MDC Sub shall cooperate with CLLC and give it reasonable access to employee information and assistance with employee communications in connection with CLLC's possible employment of the current employees of the Business at such times prior to the Closing as MDC, Old FAMC and MDC Sub may determine.

         7.9 Sale or Acquisition of MDC, AIC and CAI Securities. CLLC agrees that, from the date hereof to the Closing Date or, if this Agreement is terminated for six (6) months from the date of termination, neither it nor its affiliates will sell or otherwise dispose, agree to sell or dispose, acquire or agree to acquire, directly or indirectly, any securities of MDC, AIC or CAI except pursuant to dividend reinvestment plans in existence on the date hereof.

                                   ARTICLE 8.

                CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING DATE

         MDC, Old FAMC and MDC Sub agree that, from the date hereof to the Closing Date, except as set forth on Schedule 8 or as otherwise consented to or approved by CLLC in writing or required by this Agreement:

                  (a) No change shall be made in the Articles of Organization or the Operating Agreement of FAMC.

                  (b) The Business shall be conducted in the ordinary course. MDC, Old FAMC and MDC Sub shall cause the Business to meet all of its obligations as they become due, including but not limited to, closing bond acquisitions that have been agreed to, and to offer advisory services in the ordinary course of business subject to obligations imposed upon FAMC by this Agreement, to maintain its corporate records, to keep the receivables current consistent with past practice, to use their best efforts to (i) preserve the business organization and properties of the Business intact, and (ii) to preserve the goodwill of the Business's clients, suppliers, and others with whom business relationships exist.

                  (c) Following satisfaction of the conditions in Sections 9.12 and 10.6, MDC, Old FAMC and MDC Sub shall afford to CLLC and its representatives free access to the properties and records of the Business during normal business hours and upon reasonable notice in order that CLLC may have full opportunity to make such investigation as they shall desire of the Business's affairs for purposes consistent with this Agreement. CLLC will cause all documents obtained from MDC, Old FAMC and MDC Sub to be returned promptly to MDC, Old FAMC and MDC Sub in the event of the termination of this Agreement.

                  (d) MDC, Old FAMC and MDC Sub shall cause FAMC not to amend, assign or modify the Management Agreements.

                  (e) MDC, Old FAMC and MDC Sub shall cause FAMC to operate the Business so that the Business will not violate any federal, state, local or foreign laws, regulations or orders.

                  (f) MDC, Old FAMC and MDC Sub shall not take any action or permit FAMC to take any action which would require any of FAMC, AIC or CAI to register under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

                                  ARTICLE 9.

                  CONDITIONS PRECEDENT TO CLLC'S OBLIGATIONS

         All obligations of CLLC under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by CLLC.

         9.1 Delivery of Documents of Transfer. MDC, Old FAMC and MDC Sub shall have delivered to CLLC all such documents of transfer, assignment or assumption as CLLC or its counsel may reasonably require in order to consummate the purchase and sale of the Interests hereunder.

         9.2 Representations and Warranties True At the Closing Date. The representations and warranties of MDC, Old FAMC and MDC Sub contained in this Agreement shall be true and correct at and as of the Closing Date as though newly made at and as of that time. MDC, Old FAMC and MDC Sub shall have delivered to CLLC a certificate, dated as of the Closing Date and signed by each of their President and Chief Financial Officer (unless any of such entities has no Chief Financial Officer in which case only the President shall so certify) certifying as to the truth and accuracy of the representations and warranties and the performance of the obligations in all material respects required to be performed by each of them, under this Agreement.

         9.3 Bring Down Certificate. MDC, Old FAMC and MDC Sub shall have delivered a certificate, dated as of the date of the Closing, certifying that since the delivery of FAMC's Articles of Organization and Operating Agreement pursuant hereto, there have been no amendments or other modifications thereof, that true, complete and accurate copies of the minutes of meetings of the Board of Directors (or consents in lieu thereof) of Old FAMC and of the members of FAMC have been delivered to CLLC; that attached to the certificate are true and complete copies of a resolution of the Board of Directors of MDC, Old FAMC and MDC Sub authorizing the transactions contemplated hereby; and that the officers of MDC, Old FAMC and MDC Sub are those persons named in the certificate.

         9.4 Approvals. Any consent, approval, authorization or order of any court, governmental agency, administrative body or other person or entity (including without limitation consents of lessors of any property leased by the Business) required for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in effect on the Closing Date.

         9.5 Opinion of Counsel for MDC, Old FAMC and MDC Sub. MDC, Old FAMC and MDC Sub shall have delivered to CLLC an opinion from Parcel, Mauro, Hultin & Spaanstra, P.C., counsel for MDC, Old FAMC and MDC Sub, in substantially the form attached hereto as Exhibit 9.5.

         9.6 Performance of MDC, Old FAMC and MDC Sub. Each of the obligations of MDC, Old FAMC and MDC Sub to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

         9.7 Conduct of the Business Prior to the Closing Date. The Business shall have been conducted in all material respects in accordance with the provisions of Article 8.

         9.8 Approval of Documentation. The form and substance of all opinions, certificates, and other documents hereunder shall be reasonably satisfactory in all respects to CLLC and its counsel.

         9.9 Examination of Books and Records. For purposes of compliance with and performance of this Agreement, CLLC, acting through its own management and personnel or through counsel, accountants, or other representatives designated by them, shall have been afforded during normal business hours and upon reasonable notice full and complete opportunity to examine and investigate all aspects of the Business's affairs, assets and liabilities, including without limitation, financial books and records, the workpapers of the Business' independent public accountants, the Management Contracts, titles and leases to properties, the condition of its facilities and equipment, and the collectibility of accounts receivable. Following satisfaction of the conditions in Sections 9.12 and 10.6, CLLC shall also have been afforded the opportunity to confer with the Business's advisory clients, if deemed necessary by CLLC, provided, however, that a representative of the Business shall be permitted on reasonable notice to participate in such discussions or conferences.

         9.10 Financing. CLLC shall have entered into definitive agreements with financing sources satisfactory to CLLC, and pursuant thereto shall have obtained such debt and/or equity capitalization as is necessary to consummate the transaction contemplated hereby.

         9.11 Resignations of Directors and Officers. FAMC shall have obtained and delivered to CLLC the resignations (to be effective simultaneous with the Closing) of each person affiliated with MDC who is serving as a Director or Officer of AIC or CAI (including, without limitation, Messrs. Larry Mizel and Spencer Browne) from such positions with AIC and CAI. Mr. Terry Considine and Mr. Thomas Rhodes shall have been duly appointed by the Directors of AIC and CAI, simultaneously with the consummation of the Closing, to fill the vacancies as Directors and Officers created by the resignations of Messrs. Mizel and Browne which will become effective upon the Closing.

         9.12 Management Agreements. The majority of the Unaffiliated Directors (as that term is defined in the applicable Advisory Agreement) of the Boards of Directors of AIC and CAI and the majority of all the Directors of each such entity shall have duly and validly consented to in writing or approved the sale of the Interests and the change of control of FAMC.

         9.13 Purchase of Browne Interests. Simultaneously with Closing, the membership interests of FAMC owned by Browne shall have been purchased pursuant to Section 1.6.

         9.14 Accountants' Letter. CLLC shall have received a letter reasonably satisfactory to CLLC with respect to the financial statements contained in the SEC Reports.


                                     ARTICLE 10.

                      CONDITIONS PRECEDENT TO THE OBLIGATION OF
                              MDC, OLD FAMC AND MDC SUB

         All obligations of MDC, Old FAMC and MDC Sub under this Agreement are subject to the fulfillment and satisfaction, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by MDC, Old FAMC and MDC Sub.

         10.1 Opinion of CLLC's Counsel. CLLC shall have furnished to MDC, Old FAMC and MDC Sub an opinion dated as of the Closing Date of Gibson, Dunn & Crutcher LLP, counsel to CLLC, in substantially the form attached hereto as
Exhibit 10.1.

         10.2 Representations and Warranties True at the Closing Date. Except as expressly contemplated by this Agreement, the representations and warranties of CLLC contained in this Agreement shall be true and correct in all respects at and as of the Closing Date as though newly made at and as of that time. CLLC shall have delivered to MDC, Old FAMC and MDC Sub a certificate, dated as of the Closing Date and signed by Terry Considine, certifying as to the truth and accuracy of the representations and warranties and the performance of all of the obligations required to be performed by CLLC, under this Agreement.

         10.3 Performance of CLLC. All of the obligations of CLLC to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date.

         10.4 Authority of CLLC. All corporate action required to be taken by or on the part of CLLC to authorize the execution, delivery and performance of this Agreement by CLLC and the consummation of the transactions contemplated hereunder shall have been duly and validly taken and CLLC shall have provided to MDC, Old FAMC and MDC Sub copies of resolutions and consents of its Board of Directors evidencing such action, certified by its secretary or assistant secretary.

         10.5 Approval of Documentation. The form and substance of all opinions, certificates and other documents hereunder shall be reasonably satisfactory in all respects to FAMC and its counsel.

         10.6 Approvals. Any consents, approval, authorization or order of any court, governmental agency, administrative body or other person or entity (including without limitation consents of the Asset Management Committee of MDC and the Boards of Directors of MDC, AIC and CAI) required for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in effect on the Closing Date.

         10.7 Management Agreements. The majority of the Unaffiliated Directors (as that term is defined in the applicable Advisory Agreement) of the Boards of Directors of AIC and CAI and the majority of all the Directors of each such entity shall have duly and validly consented to in writing or approved the sale of the Interests and the change of control of FAMC.


                                   ARTICLE 11.

                             POST-CLOSING COVENANTS


         11.1 Confidentiality. From and after the Closing and for a period of five (5) years thereafter, the parties shall cause all information obtained from each other in connection with the transactions contemplated by this Agreement which is not in the public domain to be held confidential unless (a) such information becomes publicly available through no fault of such party, (b) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by legal proceedings and the other party or parties are notified of the requirement to make such disclosure at least five (5) business days in advance of such disclosure.

         11.2 Further Assurances. From time to time after the Closing at the request of CLLC and without further consideration, MDC, Old FAMC and MDC Sub shall execute and deliver or cause to be executed and delivered any further instruments and take such other action as CLLC may reasonably require to consummate the transactions contemplated hereby. Nothing in this section shall be deemed a waiver by CLLC of its rights under Article 9 of this Agreement or a waiver by MDC, Old FAMC and MDC Sub of their rights under Article 10 of this Agreement. In addition, from time to time after the Closing at the reasonable request of MDC, Old FAMC and MDC Sub, CLLC shall execute and deliver, or cause to be executed and delivered, any further instruments and take such other action as MDC, Old FAMC and MDC Sub may reasonably require to consummate the transactions contemplated hereby.

         11.3 Additional Covenants. For 10 years after Closing, CLLC shall maintain in good condition all presently existing files, books, records and documents of the Business, and shall make the same available to MDC, Old FAMC and MDC Sub or its designee upon their reasonable request.

         11.4 Payments With Respect to Residual Fee Calculations. The parties hereby acknowledge that the Management Agreements contain provisions calling for adjustment of the fees previously paid under such agreements. To the extent (i) there has been, in addition to such adjustment provisions, an error in the amount paid to FAMC, Old FAMC and MDC Sub pursuant to the Management Agreements, and (ii) any such provisions result in liability to a client of the Business attributable to any period prior to and including the Closing Date or payment by any such client of additional fees attributable to any period prior to and including the Closing Date, the parties agree that the annual net amount of any such errors, liabilities or fees shall be payable by Old FAMC and MDC Sub to CLLC (if liabilities exceed fees) within 10 days of receipt of notice from CLLC, or by CLLC to Old FAMC and MDC Sub (if fees exceed liabilities) in cash within 10 days after receipt by FAMC or CLLC. For purposes of this Section 11.4, unless any such fee adjustment can be attributed to a period prior to or after the Closing Date, such adjustment shall be prorated based on the number of days prior to and after the Closing Date that apply to such adjustment. CLLC covenants that it will pay to the appropriate client the amount of any liability arising from the contractual provisions described above which is actually paid by Old FAMC and MDC Sub to CLLC. CLLC agrees that any error identified and paid pursuant to this Section 11.4 shall not constitute a breach of any other provision of this Agreement.

         11.5 Covenant Not to Compete. For a period of five (5) years from Closing, so long as no Event of Default (as defined in the Note) has occurred, none of MDC, Old FAMC, MDC Sub or any of their respective affiliates shall, directly or indirectly, (i) seek to manage AIC or CAI, (ii) manage or otherwise interfere with FAMC's bond administration business or (iii) solicit any employees of the Business who are retained by FAMC or CLLC after the Closing; provided, however that MDC may engage in the ownership, servicing, management and sale of collateralized mortgage obligations and related obligations owned by it as of the date hereof.

         11.6 Space Lease. MDC shall make available to FAMC, on a month-to-month basis for a period of six (6) months from the Closing Date and on the same terms as are in effect on the date of this Agreement, the space that is used by FAMC in connection with the Business as of the date of this Agreement.


                                   ARTICLE 12.

                                   TERMINATION

         12.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

                  (a) With the mutual written consent of CLLC, MDC, Old FAMC and MDC Sub;

                  (b) By written notice from MDC, Old FAMC, MDC Sub or CLLC to the other, if the Closing shall not have taken place on or before September 30, 1996;

                  (c) By written notice from MDC, Old FAMC, MDC Sub or CLLC to the other, if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) By written notice from CLLC to MDC, Old FAMC and MDC Sub if any of the conditions set forth in Article 9 hereof shall have become incapable of fulfillment; or

                  (e) By written notice from MDC, Old FAMC and MDC Sub to CLLC if any of the conditions set forth in Article 10 hereof shall have become incapable of fulfillment;

provided,  however,  that the party seeking termination  pursuant to clause (b),
(d) or (e) is not in breach of any of its representations, warrants, covenants or agreements contained in this Agreement.

         12.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 12.1, all obligations of the parties hereunder, except for the obligations set forth in Sections 7.1, 11.1, 12.3 and 13.5, which shall survive the termination of this Agreement, shall terminate without liability of any party (or any stockholder, partner, affiliate, director, officer, employee, agent, consultant or representative of such party) to any other party, except as specifically provided in Section 12.3.

         12.3 Termination Remedies. In the event of termination by MDC, Old FAMC, MDC Sub or CLLC pursuant to this Section 12, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are not consummated as provided herein, Old FAMC and MDC Sub shall return the Deposit and the unused balance of the Expense Fund; provided, however, that Old FAMC and MDC Sub shall not be required to return the Deposit or the unused balance of the Expense Fund if MDC is ready, willing and able to close the transactions contemplated by this Agreement and CLLC fails to close the transactions contemplated by this Agreement notwithstanding that the conditions set forth in Article 9 have been satisfied or waived. Such termination shall not result in any liability to or by CLLC, MDC, Old FAMC and MDC Sub, and CLLC, MDC, Old FAMC and MDC Sub shall have no other rights or remedies against each other with respect to this Agreement or the transactions contemplated herein.


                                    ARTICLE 13.

                                      GENERAL

         13.1 Entire Agreement. All Exhibits and Schedules hereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Exhibits and Schedules hereto, contains the entire agreement among the parties and there are no agreements, representations, or warranties by any of the parties hereto which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by all parties hereto.

         13.2 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement and all rights hereunder may not be assigned by MDC, Old FAMC or MDC Sub except by prior written consent of CLLC, or by CLLC, except to an affiliate of CLLC or by prior written consent of MDC, Old FAMC or MDC Sub.

         13.3 Separate Counterparts. This Agreement may be executed in several identical counterparts, all of which when taken together shall constitute but one instrument, and it shall not be necessary in any court of law to introduce more than one fully executed counterpart in proving this Agreement.

         13.4 Representations and Warranties. The parties hereto acknowledge that MDC, Old FAMC or MDC Sub may have no actual knowledge as to the representations and warranties contained in Article 3 of this Agreement. The parties hereto agree that such representations and warranties, together with the indemnification provisions contained in Article 4, are intended to allocate risk and economic cost as between CLLC, on the one hand, and MDC, Old FAMC and MDC Sub, on the other hand, in the event such representations and warranties are breached. In no event, however, has either of MDC, Old FAMC or MDC Sub given any representation or warranty which it actually knows to be inaccurate.

         13.5 Transaction Costs. Except as may be otherwise expressly set forth herein, each party to this Agreement shall be responsible for its own legal, accounting and other expenses, if any, attendant to the negotiation and drafting of this Agreement and to the transactions contemplated by this Agreement.

         13.6 Notices. All notices hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below. Notices which are hand delivered shall be effective on delivery. Notices which are mailed shall be effective on the third day after mailing.

         (i)      If to CLLC:

                  FAM Acquisition LLC
                  1873 South Bellaire, Suite 1700
                  Denver, Colorado 80222
                  Attention: Terry Considine

                  with a copy to (which shall not constitute notice):

                  Gibson, Dunn & Crutcher LLP
                  1801 California Street, Suite 4100
                  Denver, Colorado 80202
                  Attention: Richard M. Russo, Esq.

         (ii)     If to MDC, OLD FAMC OR MDC SUB:

                  M.D.C. Holdings, Inc.
                  3600 South Yosemite, Suite 900
                  Denver, Colorado 80237
                  Attention: General Counsel

                  with a copy to (which shall not constitute notice):

                  Parcel, Mauro, Hultin & Spaanstra, P.C.
                  1801 California Street, Suite 3600
                  Denver, Colorado 80202
                  Attention:  Douglas R. Wright, Esq.

         unless and until notice of another or different address shall be given as provided herein.

         13.7 Severability. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

         13.8 Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         13.9 Gender. All pronouns used herein shall include the masculine, feminine and neuter gender, as the context requires.

         13.10 Governing Law. The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of Colorado which apply to contracts executed and performed solely in Colorado. The parties hereto hereby consent to the non-exclusive jurisdiction of any state or federal court located within the City and County of Denver.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                          FAM ACQUISITION LLC



                                          By:
                                                -------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------


                                          M.D.C. HOLDINGS, INC.



                                          By:
                                                -------------------------------
                                          Name:    Paris G. Reece III
                                                -------------------------------
                                          Title:   Senior Vice President
                                                -------------------------------


                                          FINANCIAL ASSET MANAGEMENT CORPORATION



                                          By:
                                                -------------------------------
                                          Name:    Paris G. Reece III
                                                -------------------------------
                                          Title:   President
                                                -------------------------------


                                          M.D.C. RESIDUAL HOLDINGS, INC.



                                          By:
                                                -------------------------------
                                          Name:    Paris G. Reece III
                                                -------------------------------
                                          Title:   President
                                                -------------------------------